EXHIBIT 5.1


                  KLEHR, HARRSION, HARVEY, BRANZBURG & ELLERS
                               1401 WALNUT STREET
                             PHILADELPHIA, PA 19102

                                 April 22, 1996

ExecuFirst Bancorp, Inc.
1513 Walnut Street
Philadelphia, PA 19102

Dear Sirs:

     We have acted as counsel to ExecuFirst Bancorp, Inc., a Pennsylvania corporation (the 'Corporation'), in connection with the registration on Form S-4 (the 'Registration Statement') under the Securities Act of 1933, as amended (the 'Securities Act'), of the offer to exchange a maximum of 1,985,658 shares of the Corporation's common stock, par value $.01 (the 'ExecuFirst Shares') for all of the issued and outstanding shares of common stock of Republic Bancorporation, Inc. ('Republic Common Stock').

     We have reviewed the Corporation's Certificate of Incorporation and By-Laws, and are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed necessary as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of the signatures and the authenticity of all documents furnished to us as originals and the conformance of all copies to their respective originals.

     Based upon the foregoing, and subject to the qualifications set forth herein, we are of the opinion that:

     The ExecuFirst Shares, when issued in exchange for shares of Republic Common Stock pursuant to the terms set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

     We are members of the Bar of the Supreme Court of Pennsylvania and do not express any opinion as to the matters governed by the laws other than the law of the Commonwealth of Pennsylvania and the United States of America.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption 'Legal Matters' contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,
                                          KLEHR, HARRISON, HARVEY,
                                          BRANZBURG & ELLERS
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